UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

SIMPLIFY EXCHANGE TRADED FUNDS
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Simplify Market Neutral Equity Long/Short ETF—EQLS

a series of Simplify Exchange Traded Funds

222 Broadway, 22nd Floor

New York NY 10038

1 (855) 772-8488

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the approval of an investment management agreement in connection with the appointment of a new investment adviser for the Simplify Market Neutral Equity Long/Short ETF (the “Fund”). The Fund is a series of Simplify Exchange Traded Funds (the “Trust”).

Simplify Asset Management, Inc. (“SAMI”) served as the Fund’s investment manager since the Fund’s inception on June 12, 2023. Pursuant to an investment management agreement between the Trust, on behalf of the Fund, and SAMI (the “Existing Agreement”), SAMI is responsible for, among other things, managing the Fund’s investments, placing trade orders, and providing related administrative services and facilities. The General Electric Pension Trust (“GEP”) invested in the Fund to provide adequate capital for SAMI to successfully launch and operate the Fund. In exchange for that investment, SAMI agreed to pay a portion of its revenue from the Existing Agreement and New Agreement (as defined below) to GEP. To formalize this business arrangement, SAMI and GEP agreed to form Simplify EQLS LLC (the “New Manager”) to serve as the investment manager to the Fund, with SAMI as the controlling owner, and GEP as a minority owner, of the New Manager.

As a result, the Board of Trustees of the Trust (the “Board”), at a meeting held on November 29, 2023, approved the appointment of the New Manager as investment manager to the Fund and approved an investment management agreement (the “New Agreement”) between the Trust, on behalf of the Fund, and the New Manager. GEP, as the majority shareholder of the outstanding shares of the Fund, has also approved the New Agreement. The New Agreement is substantially the same as the Existing Agreement, and operations and day-to-day management of the Fund, including the portfolio managers, will not change as a result of the New Agreement. The New Agreement will take effect on or about May 22, 2024. The Board is providing this Information Statement to the Fund’s shareholders.

As always, please feel free to contact the Fund at 1 (855) 772-8488 with any questions you may have.

Sincerely,

Paul Kim

President

Simplify Exchange Traded Funds

Simplify Market Neutral Equity Long/Short ETF

a series of

Simplify Exchange Traded Funds

222 Broadway, 22nd Floor

New York, NY 10038

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the Simplify Market Neutral Equity Long/Short ETF (the “Fund”), a series of Simplify Exchange Traded Funds (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to an approval by the Board of Trustees of the Trust (the “Board”) on November 29, 2023, and an approval executed on April 5, 2024 by written consent of shareholders representing a majority of the outstanding voting securities of the Fund as of February 23, 2024 (the “Record Date”). The Investment Company Act of 1940, as amended (the “1940 Act”), defines majority as the lesser of (1) 67% or more of the votes if more than 50% of such votes are present, or (2) more than 50% of the votes.

Under Section 15(c) of the 1940 Act, an investment management agreement such as the New Agreement (defined below) must be approved by a majority of Independent Trustees (i.e., non-interested person trustees as defined in the 1940 Act); and Section 15(a) of the 1940 Act requires that shareholders representing a majority of the outstanding voting securities of the Fund must also approve the agreement. At a meeting held on November 29, 2023 (the “Meeting”), the Board considered and approved an investment management agreement (the “New Agreement”) between the Trust, on behalf of the Fund, and Simplify EQLS LLC (the “New Manager”), and a shareholder representing a majority of the outstanding voting securities of the Fund has approved the New Agreement via written consent. The New Agreement is substantially similar to the Existing Agreement.

This Information Statement Information Statement will be mailed on or about May 1, 2024 to the Fund’s shareholders of record as of April 19, 2024. Additionally, this Information Statement will be posted to the Fund’s website at www.simplify.us. As of the Record Date, there were issued and outstanding 6,525,000 total shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

The Fund’s annual report is available at no charge by visiting www.simplify.us or by calling toll-free 1 (855) 772-8488.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Background

Simplify Asset Management, Inc. (“SAMI”) has served as the Fund’s investment manager since the Fund’s inception on June 12, 2023, pursuant to an investment management agreement approved by the Board on May 19, 2023 (the “Existing Agreement”). After the Fund commenced operations, the General Electric Pension Trust (“GEP”) invested in the Fund to provide adequate capital for SAMI to successfully launch and operate the Fund. In exchange for that investment, SAMI agreed to pay a portion of its revenue from the Existing Agreement and New Agreement to GEP. To formalize this business arrangement, SAMI and GEP agreed to form Simplify EQLS LLC (the “New Manager”) to serve as the investment manager of the Fund, with SAMI as the controlling owner, and GEP as a minority owner, of the New Manager. Thereafter, SAMI informed the Board that it would resign as investment manager to the Fund after the Board and shareholders approve an investment management agreement between the Trust, on behalf of the Fund, and the New Manager (the “New Agreement”), and the New Manager completes its registration as an investment adviser with the Securities and Exchange Commission. On November 29, 2023, the New Agreement was approved by the Board, and on April 5, 2024, by a shareholder representing a majority of the outstanding voting securities of the Fund as of the Record Date. The New Agreement will take effect on or about May 22, 2024.

The Management Agreements

Both the New Agreement and Existing Agreement (collectively, the “Management Agreements”) provide that the investment manager will, among other things, (i) manage the Fund’s investments; (ii) place trade orders; and (iii) provide related administrative services and facilities. Under the Management Agreements, the Adviser is paid a monthly management fee at an annual rate of 1.00% of the average daily net assets of the Fund and pays all operating expenses of the Fund, except for any interest expenses, taxes, brokerage expenses, future Rule 12b-1 fees (if any), acquired fund fees and expenses, and expenses incidental to a meeting of the Fund’s shareholders.

As a result, the total operating expenses of the Fund (before fee waivers) under the New Agreement are expected to be the same as the Existing Agreement. The New Agreement, like the Existing Agreement, will automatically terminate on assignment and is terminable on 60 days’ written notice by the Board or by a vote of a majority of the outstanding voting securities of the Fund. In addition, either Management Agreement may be terminated by the investment manager on 60 days’ written notice to the Board. Both Management Agreements provide that the investment manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

At the Meeting, the Board noted the similarities between the Management Agreements, and that the investment process would not change as a result of the New Agreement because investment personnel would continue providing services to the Fund as independent contractors of the New Manager. The Board discussed that the management fee under the New Agreement would be the same as the management fee under the Existing Agreement. The Board considered that, other than the investment manager, effective dates, and termination dates, the terms of the Management Agreements were substantially the same. The Board also considered that the portfolio managers, investment strategy, investment objective and investment restrictions would also remain the same under the New Agreement. Therefore, after review of the factors required in approving an investment manager, which are described below in “Evaluation by the Board of Trustees”, the Board determined to approve the New Manager as the investment manager to the Fund.

The Board initially approved the Existing Agreement at a meeting held on May 19, 2023. The Existing Agreement was last submitted to a vote of the Fund’s shareholders on June 9, 2023, when the Fund’s initial shareholder approved it. The effective date of the New Agreement is the date that the Fund’s shareholders approve the New Agreement and will continue in effect for an initial period of two years.

Each Management Agreement provides that it will continue in effect from year to year after its current term ends, but only so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event its continuance is also approved by a majority of the independent Trustees of the Board pursuant to the requirements of the 1940 Act or the rules, guidance or exemptive relief thereunder.

The New Agreement is attached as Appendix A. You should read the New Agreement. The description in this Information Statement of the New Agreement is only a summary.

Information Regarding SAMI

SAMI, a Delaware corporation located at 222 Broadway, 22nd Floor, New York, NY 10038 serves as investment adviser to the Fund. SAMI was formed in 2020 and, as of February 14, 2024, has approximately $3.2 billion in assets under management and serves as the investment adviser to 26 exchange traded funds. Under the terms of the Existing Agreement, SAMI is responsible for formulating the Fund’s investment policies, making ongoing investment decisions, and directing fund transactions.

David Berns, PhD, is the chief investment officer and co-founder of SAMI. Prior to co-founding SAMI in 2020, he founded Portfolio Designer, LLC, a company that specializes in portfolio design and from 2018 to 2019 was a managing director at Nasdaq Dorsey Wright, Inc. Prior to joining Nasdaq Dorsey Wright, Inc., he founded and developed a company that specializes in proprietary trading. He has specialized in developing asset allocation, portfolio management, and risk management systems for managing private and institutional wealth. Mr. Berns has a PhD in Physics from the Massachusetts Institute of Technology in the field of Quantum Computation.

Paul Kim is the chief executive officer and co-founder of SAMI. Prior to co-founding SAMI in 2020, he was a portfolio manager and managing director at Principal Global Investors from 2015 to 2020, where he founded and led Principal’s ETF business segment. Mr. Kim has a Bachelors degree from Dartmouth and a Masters in Business Administration in Finance from the Wharton School at the University of Pennsylvania.

David Jackson has served as a Trader and Portfolio Manager of SAMI since March 2022. From 2010 to 2021, Mr. Jackson served as Vice President on the Equities Trading and Portfolio Management teams at Pacific Investment Management Company, covering a wide variety of both passive and active investment strategies for retail and institutional clients.

Information Regarding the New Manager

The New Manager, a Delaware limited liability company located at 222 Broadway, 22nd Floor, New York, NY 10038, was formed on July 26, 2023. SAMI owns 95.1% of the New Manager. The New Manager was created to formalize a business arrangement between SAMI and GEP. As of February 21, 2024, the Fund is the only client of the New Manager.

Evaluation by the Board of Trustees

The Board’s determination to approve the New Agreement followed the Board’s consideration of various factors and review of written materials provided by the New Manager. The Board relied on the advice of legal counsel and its own business judgment in determining the material factors to be considered in evaluating the New Agreement and the weight to be given to each factor. The conclusions reached by the Board were based on an evaluation of all of the information provided and were not the result of any single factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching conclusions with respect to the New Agreement.

Nature, Extent and Quality of Services. The Trustees considered the legal and operational structure of the New Manager and observed that the New Manager would have access to sufficient personnel and other resources, via its relationship with SAMI, to service the Fund, and concluded that, based on the Board’s experience with SAMI and the information provided, the New Manager would provide high quality service to the Fund and its shareholders.

Performance. The Trustees reviewed the Fund’s performance since its inception June 12, 2023. They agreed that the time period did not provide sufficient information to fully judge the performance of the current portfolio management team and its implementation of the Fund’s strategy, they observed that performance was similar to the relevant benchmark index. The Trustees considered the portfolio managers’ experience managing specialized, actively managed ETFs and agreed that the Fund was expected to achieve its investment objectives.

Fees and Expenses. The Trustees acknowledged that the New Manager had proposed an annual advisory fee of 1.00%, which was the same fee as under the current advisory agreement with SAMI. The Trustees noted that the proposed advisory fee was lower than SAMI’s selected peer group (seven funds) average advisory fee and was also below the average of the Morningstar US Fund Long/Short Equity category average advisory fee. The Trustees noted that the Fund’s net expense ratio was also below its peer group and Morningstar category averages and that net expenses were a relevant point of comparison because the proposed advisory fee was a “unitary” fee under which the adviser paid all ordinary operating expenses of the Fund. The Trustees agreed that the proposed advisory fee was not unreasonable.

Profitability. The Trustees reviewed the profit analysis provided by the New Manager. They noted that because the Fund has been operational for a short period, the profitability analysis provided was estimated based on projected asset growth over the first 24 months of operations. The Trustees concluded that based on the information provided by the New Manager, the estimated profits were not excessive with respect to the Fund.

Economies of Scale. The Trustees considered whether economies of scale would likely be realized by the New Manager during the initial term of the proposed advisory agreement. They discussed the Fund’s prospects for growth. The Trustees noted SAMI’s belief that the current proposed advisory fees were very competitive and provided the shareholders the benefits of economies of scale even at low initial asset levels. Based on these and other considerations, the Trustees agreed that the proposed arrangements were acceptable and would be reconsidered at the first contract renewal in two years.

Conclusion. Having requested and received such information from the New Manager as the Trustees believed to be reasonably necessary to evaluate the terms of the new advisory agreement, and as assisted by the advice of independent counsel, the Trustees determined that approval of the new advisory agreement was in the best interests of the Fund and its shareholders.

OTHER INFORMATION

Operation of the Fund

The Fund is a diversified series of Simplify Exchange Traded Funds, an open-end investment management company organized as a Delaware statutory trust organized on February 28, 2020 and formed by an Agreement and Declaration of Trust dated March 9, 2020. The Trust’s principal executive offices are located at 222 Broadway, 22nd Floor, New York, NY 10038. The Board supervises the business activities of the Fund. Like other exchange-traded funds, the Fund retains various organizations to perform specialized services. Foreside Financial Services, LLC, located at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the distributor for the shares of the Fund. Bank of New York Mellon, located at 240 Greenwich St., New York, NY 10286, serves as the Fund’s administrator, transfer agent, custodian and fund accountant. Foreside Fund Officer Services, LLC, located at Three Canal Plaza, Suite 100, Portland, ME 04101, provides a Chief Compliance Officer to the Trust as well as related compliance services.

Security Ownership of Management and Certain Beneficial Owners

As of the Record Date, the Trustees and officers as a group beneficially owned less than 1% of the shares of the Fund.

As of the Record Date, the record owners of more than 5% of shares of the Fund are listed in the following table.

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class
SSB&T CO. 1 Lincoln Street Boston, NJ 02111	5,901,041	90.44%
CHS SCHWAB 2423 E Lincoln Drive Phoenix, AZ 85016	399,456	6.12%

Shareholder Meetings

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

Delivery of Documents

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request(s) otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1 (855) 772-8488, or write the Trust at 222 Broadway, 22nd Floor, New York, NY 10038.

BY ORDER OF THE BOARD OF TRUSTEES

Paul Kim, President

Appendix A

MANAGEMENT AGREEMENT

TO:	Simplify EQLS LLC

222 Broadway, 22nd Floor

New York, NY 10018

Dear Sirs:

Simplify Exchange Traded Funds (the “Trust”) herewith confirms our agreement with you.

The Trust has been organized to engage in the business of an open-end management investment company. The Trust currently offers several series of shares to investors.

You have been selected to act as the sole investment manager of the series of the Trust set forth on the Exhibit A to this Agreement, as amended from time to time to establish additional series (each, a “Fund” and together the “Funds”) and to provide certain other services, as more fully set forth below, and you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows.

1.	ADVISORY SERVICES

Subject to the supervision of the Board of Trustees (the “Board”) of the Trust, you will provide or arrange to be provided to the Funds such investment advice as you in your discretion deem advisable and will furnish or arrange to be furnished a continuous investment program for each of the Funds consistent with each Fund’s investment objective and policies. You will determine or arrange for others to determine the securities to be purchased for each Fund, the portfolio securities to be held or sold by each Fund and the portion of each Fund’s assets to be held uninvested, subject always to the Fund’s investment objective, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board may from time to time establish. You will furnish such reports, evaluations, information or analyses to the Trust as the Board may request from time to time or as you may deem to be desirable. You also will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Trust. You may delegate any of the responsibilities, rights or duties described above to one or more persons, provided you notify the Trust and agree that such delegation does not relieve you from any liability hereunder.

The Adviser shall provide at least sixty (60) days prior written notice to the Trust of any change in the ownership or management of the Adviser, or any event or action that may constitute a change in control. The Adviser shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of the Funds.

The Adviser shall be subject to: (1) the restrictions of the Trust’s Declaration of Trust as amended from time to time; (2) the provisions of the Investment Company Act of 1940, as amended (the “Act”) and the Investment Advisers Act of 1940, as amended; (3) the statements relating to the Funds’ investment objectives, investment strategies and investment restrictions as set forth in the registration statement of the Trust under the Securities Act of 1933, as amended; and (4) any applicable provisions of the Internal Revenue Code of 1986, as amended. The Adviser shall be registered as an investment adviser with the Securities and Exchange Commission (“SEC”) prior to the effectiveness of this Agreement and shall maintain such registration throughout the duration of this Agreement.

2.	ALLOCATION OF CHARGES AND EXPENSES

You will pay all operating expenses of the Funds, including the compensation and expenses of any employees of the Funds and of any other persons rendering any services to the Funds; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by each Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws, including expenses incurred by each Fund in connection with the organization and initial registration of shares of the Fund; insurance expenses; any sub-advisory fees, fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent and underwriter of the Funds; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Funds; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders’ meetings and proxy solicitations; advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of a Fund’s shares, excluding expenses which a Fund is authorized to pay pursuant to Rule 12b-1 under the Act; and all other operating expenses not specifically assumed by a Fund.

Each Fund will pay all interest expenses, taxes, brokerage expenses, Rule 12b-1 fees (if any), acquired fund fees and expenses, expenses incidental to a meeting of the Fund’s shareholders and the management fee payable to you under this Agreement.

You may obtain reimbursement from the Funds, at such time or times as you may determine in your sole discretion, for any of the expenses advanced by you which a Fund is obligated to pay, and such reimbursement shall not be considered to be part of your compensation pursuant to this Agreement.

3.	COMPENSATION OF THE MANAGER

For all of the services to be rendered as provided in this Agreement, as of the last business day of each month, each Fund will pay you a fee based on the average value of the daily net assets of the Fund and paid at an annual rate as set forth on Exhibit A.

The average value of the daily net assets of a Fund shall be determined pursuant to the applicable provisions of the Agreement and Declaration of Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of a Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund’s net assets may lawfully be determined, on that day. If the determination of the net asset value of a Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of a Fund as last determined (whether during or prior to such month).

4.	EXECUTION OF PURCHASE AND SALE ORDERS

In connection with purchases or sales of portfolio securities for the account of the Funds, it is understood that you will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by you, subject to review of this selection by the Board from time to time. You will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Funds the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

You should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, you are authorized to select brokers or dealers who also provide brokerage and research services to the Funds and/or the other accounts over which you exercise investment discretion. You are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing the Funds’ portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you determine in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or your overall responsibilities with respect to the Funds and to accounts over which you exercise investment discretion. The Funds and you understand and acknowledge that, although the information may be useful to the Funds and you, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Funds.

A broker’s or dealer’s sale or promotion of Fund shares shall not be a factor considered by your personnel responsible for selecting brokers to effect securities transactions on behalf of the Funds. You and your personnel shall not enter into any written or oral agreement or arrangement to compensate a broker or dealer for any promotion or sale of Fund shares by directing to such broker or dealer (i) a Fund’s portfolio securities transactions or (ii) any remuneration, including but not limited to, any commission, mark-up, mark down or other fee received or to be received from the Fund’s portfolio transactions through such broker or dealer. However, you may place Fund portfolio transactions with brokers or dealers that sell or promote shares of a Fund provided the Board has adopted policies and procedures under Rule 12b-1(h) under the Act and such transactions are conducted in compliance with those policies and procedures.

Subject to the provisions of the Act, and other applicable law, you, any of your affiliates or any affiliates of your affiliates may retain compensation in connection with effecting the Funds’ portfolio transactions, including transactions effected through others. If any occasion should arise in which you give any advice to your clients concerning the shares of the Funds, you will act solely as investment counsel for such client and not in any way on behalf of the Funds.

5.	PROXY VOTING

You will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested from time to time. Such proxies will be voted in a manner that you deem, in good faith, to be in the best interest of the Funds and in accordance with your proxy voting policy. You agree to provide a copy of your proxy voting policy, and any amendments thereto, to the Trust prior to the execution of this Agreement.

6.	CODE OF ETHICS

You have adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this Agreement is in effect, you will provide to the Board a written report that describes any issues arising under the code of ethics since the last report to the Board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that you have adopted procedures reasonably necessary to prevent access persons (as that term is defined in Rule 17j-1) from violating the code.

7.	SERVICES NOT EXCLUSIVE/USE OF NAME

Your services to the Funds pursuant to this Agreement are not to be deemed to be exclusive, and it is understood that you may render investment advice, management and other services to others, including other registered investment companies, provided, however, that such other services and activities do not, during the term of this Agreement, interfere in a material manner, with your ability to meet all of your obligations with respect to rendering services to the Fund.

The Trust and you acknowledge that all rights to the name “Simplify” or any variation thereof in the Fund’s name belong to you or your affiliate, and that the Trust is being granted a limited license to use such words in the name of the Fund. In the event you cease to be the adviser to the Fund, the Trust’s right to the use of the name “Simplify” shall automatically cease on the ninetieth day following the termination of this Agreement. The right to the name may also be withdrawn by you during the term of this Agreement upon ninety (90) days’ written notice by you to the Trust. Nothing contained herein shall impair or diminish in any respect, your right to use the name “Simplify” in the name of, or in connection with, any other business enterprises with which you are or may become associated. There is no charge to the Trust for the right to use this name.

8.	LIMITATION OF LIABILITY OF MANAGER

You may rely on information reasonably believed by you to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither you nor your directors, officers, employees, shareholders, members, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of your duties under this Agreement, or by reason of reckless disregard by any of such persons of your obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of you, who may be or become a trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member, or agent of you, or one under your control or direction, even though paid by you.

9.	INSURANCE COVERAGE

At all times during the term of this Agreement, you will maintain a Fidelity Bond as required under the Act and at least $1,000,000 in Errors & Omissions coverage. Upon request, you will provide the Trust with proof of coverage issued by a reputable insurance company.

10.	DURATION AND TERMINATION OF THIS AGREEMENT

The term of this Agreement with respect to a Fund shall begin on the date this Agreement, or any amendment thereto, is executed as set forth in Exhibit A (the “Effective Date”) and shall continue in effect with respect to a Fund for a period of two years from the Effective Date for such Fund. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities of such Fund or by vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may, on sixty (60) days written notice, be terminated with respect to a Fund, at any time without the payment of any penalty, by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by you. This Agreement shall automatically terminate in the event of its assignment.

11.	RETENTION OF SUB-ADVISER

Subject to the Trust’s obtaining the initial and periodic approvals required under Section 15 of the Act or pursuant to an exemptive order held by the Adviser, the Adviser may retain one or more sub-advisers, at the Adviser’s own cost and expense, for the purpose of managing the investments of the assets of one or more Fund. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall, subject to Section 13 of this Agreement, be responsible to the Trust for all acts or omissions of any sub-adviser in connection with the performance of the Adviser’s duties hereunder.

12.	AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the Trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the Act by the SEC or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

13.	LIMITATION OF LIABILITY TO TRUST PROPERTY

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of Trustees, officers, employees, agents or nominees of the Trust, or any shareholders of any series of the Trust, personally, but bind only the trust property of the Trust (and only the property of the Fund), as provided in the Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Funds and signed by officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust (and only the property of Fund) as provided in its Agreement and Declaration of Trust. A copy of the Certificate of Trust is on file with the Secretary of State of Delaware.

14.	SEVERABILITY

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

15.	BOOKS AND RECORDS

In compliance with the requirements of Rule 31a-3 under the Act, you agree that all records which you maintain for the Trust are the property of the Trust and you agree to surrender promptly to the Trust such records upon the Trust’s request. You further agree to preserve for the periods prescribed by Rule 31a-2 under the Act all records which you maintain for the Trust that are required to be maintained by Rule 31a-1 under the Act.

16.	QUESTIONS OF INTERPRETATION

(a) This Agreement shall be governed by the laws of the State of Delaware.

(b) For the purpose of this Agreement, the terms “assignment,” “majority of the outstanding voting securities,” “control” and “interested person” shall have their respective meanings as defined in the Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under the Act; and the term “brokerage and research services” shall have the meaning given in the Securities Exchange Act of 1934.

(c) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the SEC or its staff. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the SEC or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

17.	NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust is 222 Broadway, 22nd Floor, New York, NY United States 10038.

18.	CONFIDENTIALITY

You agree to treat all records and other information relating to the Trust and the securities holdings of the Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Board has approved the disclosure or (ii) such disclosure is compelled by law. In addition, you, and your officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. You agree that, consistent with your Code of Ethics, neither you nor your officers, directors or employees may engage in personal securities transactions based on nonpublic information about the Fund’s portfolio holdings.

19.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.	BINDING EFFECT

Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

21.	CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract upon the date thereof.

Yours very truly,

Simplify Exchange Traded Funds

By:
Name:	Paul Kim
Title:	President and Trustee

ACCEPTANCE:

The foregoing Agreement is hereby accepted.	Simplify EQLS LLC

By:
	Name:	Paul Kim
	Title:	Chief Executive Officer

Exhibit A

Fund	Ticker	Percentage of Average Fund Daily Net Assets	Effective Date
Simplify Market Neutral Equity Long/Short ETF	EQLS	1.00%	May [ ], 2024